Monaker Group, Inc 8-K

Exhibit 2.4

FIRST AMENDMENT TO

SHARE EXCHANGE AGREEMENT

This First Amendment to Share Exchange Agreement (this “Agreement”), dated and effective as of October 23, 2020 (the “Effective Date”), amends that certain Share Exchange Agreement dated July 21, 20201 (as amended to date, the “Exchange Agreement”), by and among Monaker Group, Inc., a Nevada corporation (“Monaker”), Uniq Ventures (“Uniq Ventures”), Uniq Other Vendors (“Uniq Other”), Cern One Limited, (“Cern One”), CC Asia Pacific Ventures Ltd. (“CC Asia”), and Michael Bonner, an individual (the “Principal Stockholder” and together with Uniq Ventures, Uniq Other, Cern One and CC Asia, the “Stockholders” with each individually referred to as a “Stockholder”) and Red Anchor Trading Corporation, a British Virgin Islands corporation (“Red Anchor”), Cern One, Nithinan Boonyawattanapisut (“Boonyawattanapisut”), and John Todd Bonner (“John Bonner”, and together with Red Anchor, Cern One (in its capacity as an Axion Creditor) and Boonyawattanapisut, the “Axion Creditors” and each an “Axion Creditor”). Each of Monaker, the Stockholders and the Axion Creditors are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Exchange Agreement. References in the quoted paragraphs of Section 1 hereof to “Agreement” refer to the Exchange Agreement, whereas references to “Agreement” in the other Sections of this Agreement refer to this Agreement.

WHEREAS, the Parties desire to amend the Exchange Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.

Amendments to Exchange Agreement.

A.                Effective as of the Effective Date, the definition of “Termination Date” in Article I of the Exchange Agreement is amended and restated to read:

“Termination Date” means November 30, 2020.

2.

Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3.

Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

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1 https://www.sec.gov/Archives/edgar/data/1372183/000158069520000288/ex2-2.htm

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(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4.

Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

5.

Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Exchange Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Exchange Agreement as modified or amended hereby.

6.

Exchange Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Exchange Agreement and the terms and conditions thereof shall remain in full force and effect.

7.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

8.

Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

9.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to conflicts of law principles except to the extent that United States federal law preempts Florida law, in which case United States federal law (including, without limitation, copyright, patent and federal trademark law) shall apply, without reference to conflicts of law principles.

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10.

Heirs, Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.

Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

MONAKER:

MONAKER GROUP, INC.
a Nevada corporation

By:	/s/ William Kerby
Name:	William Kerby
Title:	CEO

STOCKHOLDERS:

Uniq Ventures

By:	/s/ Michael Fawdry
Name:	Michael Fawdry
Title:	Sole Director

Uniq Other Vendors

By:	/s/ Michael Fawdry
Name:	Michael Fawdry
Title:	Sole Director

Cern One Limited

By:	/s/ Nithinan Boonyawattanapisut
Name:	Nithinan Boonyawattanapisut
Title:	Sole Director

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CC Asia Pacific Ventures Ltd.

By:	/s/ Chen Chung Hong
Name:	Chen Chung Hong
Title:	Sole Director

/s/Michael Bonner
Michael Bonner, an individual

AXION CREDITORS:

/s/ Nithinan Boonyawattanapisut
Nithinan Boonyawattanapisut, an individual

/s/ John Todd Bonner
John Todd Bonner, an individual

Red Anchor Trading Corporation

By:	/s/ Nithinan Boonyawattanapisut
Name:	Nithinan Boonyawattanapisut
Title:	Authorized Director

Cern One Limited

By:	/s/ Nithinan Boonyawattanapisut
Name:	Nithinan Boonyawattanapisut
Title:	Sole Director

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